                                                                    Exhibit 3(a)
                                                                    ------------





                            ARTICLES OF INCORPORATION
                                       OF
                              ATLAS RESOURCES, INC.

                          Commonwealth of Pennsylvania
                               Department of State

               To All to Whom These Presents Shall Come, Greeting:

    Whereas, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                          CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law, and

    Whereas, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

                              ATLAS RESOURCES, INC.

    Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

    Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 9th day of July in the year of our Lord one thousand nine hundred and seventy-nine and of the Commonwealth the two hundred and fourth


        /s/ Ethel D. Allen, D.O.
        -------------------------------
        Secretary of the Commonwealth

     _SC8:8CL-204 (Rev. 8-72)                  -------------------------------
     Filing Fee: $75                           Filed this 9th day of July, 1979,
     A18-7                                     Commonwealth of Pennsylvania
                                               Department of State


     Articles of                               /s/ Ethel D. Allen, D.O.
     Incorporation-
     Domestic Business Corporation             Secretary of the Commonwealth
                                               -------------------------------




                                    79:37 617

                                     6888825

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

    In compliance with the requirements of section 204 of the Business Corporation Law, act of of May 5, 1933 (P.L. 364) (15 P.S. Section 1204) the undersigned desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.      The Name of the corporation is ATLAS RESOURCES, INC.

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is: 311 Rouser Road, Coraopolis, Pennsylvania 15108.

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:
        To engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under this act.

4.      The term for which the corporation is to exist is perpetual.

5. The aggregate number of shares which the corporation shall have authority to issue is: Five Hundred (500) shares of capital stock without par value.

6. The name and post office address of each incorporator and the number and class of shares subscribed by such incorporator(s) is(are):

                                                                                                           Number and
                      Name                                         Address                              Class of Shares
                Ira S. Pimm, Jr.                          2225 Land Title Building                             1
                                                           Philadelphia, PA 19110


    IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 5th day July, 1979.

                                                                       Ira S.Pimm, Jr.
     _______________________________(SEAL)                   _______________________________(SEAL)

                                                             _______________________________(SEAL)

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU


Articles of Incorporation
Domestic Business Corporation

    In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. S1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies that:

1.      The name of the corporation is

                              ATLAS RESOURCES, INC.

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is: 311 Rouser Road, Coraopolis, Pennsylvania 15108.

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:
        To engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under this act.

4.      The term for which the corporation is to exist is perpetual.

5. The aggregate number of shares which the corporation shall have authority to issue is: Five Hundred (500) shares of capital stock without par value.

6. The name and post office address of each incorporator and the number and class of shares subscribed by such incorporator is:

                                                                                                       Number and
              Name                                    Address                                       Class of Shares
        Ira S. Pimm, Jr.                      2225 Land Title Building                                     1
                                               Philadelphia, PA 19110


    IN TESTIMONY WHEREOF, the incorporator has signed and sealed these Articles of Incorporation this 5th day of July, 1979.




                                                   Ira S. Pimm, Jr.
                                           _______________________________(SEAL)

                           Filed this 9th day of July, 1979.
                           Commonwealth of Pennsylvania
                           Department of State
                           ETHEL D. ALLEN, D.O.
                           Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE


               TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

    WHEREAS, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                          CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law.

    AND WHEREAS, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as ATLAS RESOURCES, INC.

    THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.


                                  GIVEN under my hand and the Great Seal
                                    of the Commonwealth, at the City of
 SEAL OF THE STATE                  Harrisburg, this 9th day of July,
  OF PENNSYLVANIA                   in the year of our Lord one thousand
                                    nine hundred and seventy-nine and of
                                    the Commonwealth the two hundred and fourth.

                                    ETHEL D. ALLEN, D.O.
                                    Secretary of the Commonwealth